Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-175637) of Cooper-Standard Holdings Inc.,

(2)	Registration Statement (Form S-8 No. 333-175635) pertaining to the Cooper-Standard Holdings Inc. 2011 Omnibus Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-188516) pertaining to the Cooper-Standard Holdings Inc. 2011 Omnibus Incentive Plan, and

(4)	Registration Statement (Form S-3 No. 333-189981) of Cooper-Standard Holdings Inc.;

of our report dated February 28, 2013 (except Notes 7 and 20, as to which the date is August 7, 2013) with respect to the consolidated financial statements and schedule of Cooper-Standard Holdings Inc. at December 31, 2012 and 2011 and for the years then ended and the period from June 1, 2010 to December 31, 2010 (Successor) and the period from January 1, 2010 to May 31, 2010 (Predecessor) included in this Current Report (Form 8-K).

/s/ Ernst & Young LLP

Detroit, Michigan

August 7, 2013